EXHIBIT 3.16
ARTICLES OF ORGANIZATION
OF
CP BATON ROUGE CASINO, L.L.C,
     The undersigned, acting pursuant to the Louisiana Limited Liability Company Law, R.S. 12:1301, et seq., adopts the following Articles of Organization:
ARTICLE I
NAME
     The name of the limited liability company is “CP Baton Rouge Casino, L.L.C,”.
ARTICLE II
PURPOSE
     The purpose of the Company is to conduct any lawful activity for which limited liability companies may be formed,
ARTICLE III
MANAGEMENT BY MEMBER
     The Company shall be managed by its Member.
ARTICLE IV
AUTHORITY TO BIND COMPANY
     The Member is a mandatary of the Company for all matters whether or not in the ordinary course of the Company’s business and the Member may alienate, lease or encumber any of the Company’s immovables whether or not in the ordinary course of the Company’s business. There are no limitations on the Member’s ability to bind the Company.
ARTICLE V
RELIANCE ON CERTIFICATE
     Persons dealing with the Company may rely upon a certificate bearing the signature of the Member to establish the membership of the Member, the authenticity of any records of the Company, or the authority of any person to act on behalf of the Company, including but not limited to the authority to take the actions referred to in La. R.S. 12:1318(B).

ARTICLE VI
TERM
     The term of the Company shall be perpetual or until dissolved in accordance with the Act.
     New Orleans, Louisiana, this 14th day of June, 2005.

WITNESSES:

/s/ [ILLEGIBLE]	/s/ J. Kelly Duncan

J. KELLY DUNCAN, ORGANIZER
/s/ [ILLEGIBLE]

ACKNOWLEDGMENT
STATE OF LOUISIANA
PARISH OF ORLEANS
BEFORE ME, the undersigned authority, personally came and appeared:
J. KELLY DUNCAN
to me known to be the person who signed the foregoing instrument as Organizer, and who, having been duly sworn, acknowledged and declared, in the presence of the undersigned witnesses, that he signed such instrument as his free and voluntary act and deed for the purposes set forth therein.
     IN WITNESS WHEREOF, the Appearer, witnesses and I have hereunto affixed our hands on this 14th day of June, 2005, at New Orleans, Louisiana.

WITNESSES:

/s/ James S. Wright III	/s/ J. Kelly Duncan

JAMES S. WRIGHT III	J. KELLY DUNCAN, ORGANIZER

/s/ Norman L. Anseman III

NORMAN L. ANSEMAN III

/s/ Christopher S. Mann

NOTARY PUBLIC

CHRISTOPHER S. MANN
NOTARY PUBLIC
STATE OF LOUISIANA
MY COMMISSION IS FOR LIFE
La. State Bar Roll No. [ILLEGIBLE]

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